EXHIBIT 99.3

                           TITANIUM METALS CORPORATION

                                Offer to Exchange

         4,024,820 Shares of 6 3/4% Series A Convertible Preferred Stock
                         of Titanium Metals Corporation
                           for all of the outstanding
          6 5/8% Convertible Preferred Securities, Beneficial Unsecured
                             Convertible Securities
                      (including the associated guarantee)
                            of TIMET Capital Trust I

         THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
   TIME, ON ___________________, 2004 UNLESS EXTENDED (THE "EXPIRATION DATE").

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated ___________, 2004 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Titanium Metals Corporation (the "Company") to exchange its 4,024,820 shares of its 6 3/4% Series A Convertible Preferred Stock ("Series A Preferred Stock") for all of the outstanding 4,024,820 6?% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (including the associated guarantee) (the "BUCS") of TIMET Capital Trust I, or one share of Series A Preferred Stock for each of the BUCS accepted for exchange, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

     This material is being forwarded to you as the beneficial owner of the BUCS held by us for your account but not registered in your name. A tender of such BUCS may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the BUCS held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus carefully before instructing us as to whether or not to tender your BUCS.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the BUCS on your behalf in accordance with the provisions of the Exchange Offer. Any BUCS tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all BUCS.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "Description of the Exchange Offer--Conditions to the Exchange Offer."

     3. Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of BUCS from the holder to the Company will be paid by the Company.

     4. If you wish to have us tender your BUCS, please instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender BUCS.

     If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the outstanding BUCS on your account.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the BUCS.

     This will instruct you to tender the BUCS held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

     Please tender the BUCS held by you for my account as indicated below:

     Please tender _______ BUCS held by you for my account.


Dated: ___________________, 2004             ___________________________________

                                             ___________________________________
                                             Signature(s)

                                             ___________________________________
                                             Please print name(s) here
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             Address(es)

                                             ___________________________________
                                             Area Code and Telephone Number



                                             ___________________________________
                                             Tax Identification or
                                             Social Security No(s).

     None of the BUCS held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the BUCS held by us for your account.